CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-270857 on Form S-6 of our report dated May 17, 2023, relating to the financial statement of FT 10736, comprising Stonebridge Preferred Income Portfolio, Series 42, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 17, 2023